Exhibit 10.1

AMENDMENT AGREEMENT NUMBER AMEND-CW2428684

Amendment No. 9 – Regulus West, LLC

This Amendment Agreement Number AMEND-CW2428684 (“Amendment”) is made and entered into this 30th day of January, 2017 (“Amendment Effective Date”) between American Express Travel Related Services Company, Inc., a.k.a. “American Express”, a.k.a. “AMEX” (herein after “Amexco”), and Regulus West, LLC a Delaware limited liability company, having its principal place of business at 860 Latour Court, Napa, California 94558 (the “Vendor”).

RECITALS

WHEREAS, prior to the Amendment Effective Date, Amexco and Vendor entered into an agreement dated on or about October 25, 1999 (the “Agreement”);

WHEREAS, prior to the Amendment Effective Date, Amexco and Vendor amended the Agreement at separate times, the first amendment made on or about July 1, 2000 (“Amendment No. 1”), the second amendment made on or about June 1, 2002 (“Amendment No. 2”), the third amendment made on or about August 18, 2006 and identified as Amendment Number NYC-0-06-2807 (“Amendment No. 3”), the fourth amendment made on or about November 2006 and identified as Amendment Number NYC-0-06-3581 (“Amendment No. 4”), the fifth amendment made on or about October 30, 2009 and identified as Amendment Number NYC-0-06-2162-02 (“Amendment No. 5”) the sixth amendment made on or about March 29, 2010 and identified as Amendment Number Amend-CW170596 (“Amendment No. 6”) the seventh amendment made on or about October 31, 2013 and identified as Amendment Number Amend-CW2268976 (“Amendment No. 7”), and the eighth amendment made on or about October 27, 2016 and identified as Amendment Number Amend-CW2423241 (“Amendment No.8”) (collectively referred to herein as “Prior Amendments”);

WHEREAS, Amexco and Vendor wish to amend certain of the terms as set forth in the Agreement and as set for in the Prior Amendments.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the parties agree as follows:

1.	General

1.1	If there is a conflict between the Agreement and this Amendment the terms of this Amendment shall govern.

1.2    If there is a conflict between the Prior Amendments and this Amendment the terms of this Amendment shall govern.

1.3    Except as otherwise modified herein, the capitalized terms used in this Amendment shall have the meaning specified in the Agreement and/or the Prior Amendments.

1.4	Except as amended herein, the remaining terms and conditions of the Agreement and the Prior Amendments shall remain in full force and effect.

1.5.1	The term “Comprehensive Amendment” as defined in the Prior Amendments shall refer to this Amendment.

1.6	The Schedules and Exhibits attached to this Amendment shall be deemed part of the Agreement, binding upon the parties and shall control where applicable.

1.7	All references to AMEX in the Agreement or the Prior Amendments, including without limitation references appearing within defined terms, shall be read as references to Amexco.

AMENDED TERMS

Prior Amendment No. 7

1.	Article 44, Section 44.1 is hereby amended to state as follows:

This Amendment shall commence as of the Amendment Effective Date and shall continue in full force and effect thereafter unless and until the Agreement expires or is terminated as provided in Article 20 of the Agreement. Each Schedule shall become effective when duly executed by both parties and shall continue thereafter unless terminated as permitted hereunder. Notwithstanding Article 2 Section 2.01 of the Agreement, the Term of the Agreement, as amended, shall continue until 12:00 midnight on February 28, 2017 unless terminated earlier pursuant to Article 20 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day, month and year first written above.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.		REGULUS WEST, LLC

By:	/s/ John R DeMaio	By:	/s/ W. Todd Shiver
Name:	John R DeMaio	Name:	W. Todd Shiver
	(Type or print)		(Type or print)
Title:	Category Manager	Title:	EVP

Date:	February 1, 2017	Date:	02/01/17